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                                                                      EXHIBIT 23



                   [Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and Registration Statements on Form S-8 (Registration No. 33-99974 and 333-86145) of Risk Capital Holdings, Inc. of our report dated February 1, 2000, except as to Note 14, which is as of March 2, 2000, appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, also dated February 1, 2000, except as to Note 14, which is as of March 2, 2000, which appears on page S-1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York
March 29, 2000